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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                           CURRENT REPORT PURSUANT TO
                           SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                October 26, 2005

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                          GENERAL MARITIME CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                        REPUBLIC OF THE MARSHALL ISLANDS
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

               001-16531                               06-159-7083
        (COMMISSION FILE NUMBER)          (I.R.S. EMPLOYER IDENTIFICATION NO.)

                                 299 Park Avenue
                                  Second Floor
                               New York, NY 10171
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (212) 763-5600
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                 Not Applicable
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01  Entry into a Material Definitive Agreement.

On October 26, 2005, General Maritime Corporation entered into a new $800 million revolving credit facility with a syndicate of commercial lenders consisting of Nordea Bank Finland plc, New York Branch, DnB NOR Bank AG, New York branch, and HSH Nordbank ASA. The Company will use this facility to refinance its existing term borrowings under its current $825 million credit facility of approximately $175 million, to fund growth, and for general corporate purposes. Under the Company's current credit facility, entered into on July 1, 2004, Nordea Bank Finland Plc acted as lead arranger and book manager, and HSH Nordbank AG acted as a co-arranger.

The new credit facility provides for no mandatory scheduled principal payments during the first four years, followed by semi-annual reductions of $44.5 million beginning October 26, 2009 and a bullet payment of $533 million at the end of the seventh year. The new facility will permit the Company to pay out dividends under its current policy, repurchase shares of its common stock, and repurchase the Company's Senior Notes as the Company may determine to do. Up to $50 million of the new credit facility will be available for the issuance of stand-by and trade letters of credit to support obligations of the Company and its subsidiaries that are reasonably acceptable to the issuing lenders under the facility.

The new credit facility will carry an interest rate of LIBOR plus 75 basis points (or, depending on the Company's long term foreign issuer credit rating and leverage ratio, 100 basis points) on the outstanding portion and a commitment fee of 26.25 basis points on the unused portion. The facility will be collateralized by, among other things, the Company's 17 double hull tankers and its four new building Suezmax contracts. Each subsidiary of the Company with an ownership interest in these vessels or which has otherwise guaranteed the Senior Notes will provide unconditional guaranties of amounts owing under the credit facility. The rest of the Company's 16 vessels will be unencumbered.

The Company's ability to borrow amounts under the new credit facility is subject to customary documentation relating to the facility, including security documents, satisfactory of certain customary conditions precedent, and compliance with terms and conditions included in the credit documents. The various covenants in the new credit facility are generally consistent with the types of covenants that were applicable under the Company's existing credit facility. These covenants include, among other things, customary restrictions on the Company's ability to incur indebtedness or grant liens, pay dividends or make stock repurchases, engage in businesses other than those engaged in on the effective date of the credit facility and similar or related businesses, enter into transactions with affiliates, amend its governing documents or documents related to its Senior Notes, and merge, consolidate, or dispose of assets. The Company is also required to comply with various ongoing financial covenants, including with respect to the Company's leverage ratio, minimum cash balance, net worth, and collateral maintenance. If the Company does not comply with the various financial and other covenants and requirements of the new credit facility, the lenders may, subject to various customary cure rights, require the immediate payment of all amounts outstanding under the facility.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 above, Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant, is incorporated herein by reference.


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                                   SIGNATURES


            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 GENERAL MARITIME CORPORATION
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                                 (Registrant)


                                 By: /s/ John C. Georgiopoulos
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                                 Name:  John C. Georgiopoulos
                                 Title: Chief Administrative Officer


Date: October 31, 2005



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